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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112735) pertaining to the Corgentech Inc. 2003 Equity Incentive Plan, the 2003 Non-Employee Directors' Stock Option Plan, the 2003 Employee Stock Purchase Plan, and the Non-Plan Option Grants of our report dated January 23, 2004, except for Note 11 as for which the date is February 12, 2004, with respect to the consolidated financial statements of Corgentech Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003.

                      /s/  ERNST & YOUNG LLP

Palo Alto, California
March 26, 2004

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS